                                                          Exhibit 23.3

               Consent of the Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 16, 1998 included in Equity Residential Properties Trust's Registration Statement on Form S-4 filed July 23, 1999.

                                                 /s/ Arthur Andersen LLP

Atlanta, Georgia
July 23, 1999